EXHIBIT 10.13

SUBSCRIPTION AGREEMENT

                             SUBSCRIPTION AGREEMENT

         THIS SUBSCRIPTION AGREEMENT (this "Subscription Agreement") is made and entered into as of February 12, 2001, among Guaranty Mortgage Services, LLC, a limited liability company organized under the laws of the State of Delaware,(the Company) Chestatee Residential Mortgage, Inc, a Georgia Corporation, Guaranty First Mortgage, LLC, a Georgia limited liability company ("GFM") and Shelter Mortgage Corporation, a Wisconsin corporation ("SMC"). "CSB" and "GFM" shall collectively be referred to as members.


                                 R E C I T A L S
                                 ---------------

         A. Members are affiliated with a residential real estate related business in the state of Georgia.

         B. The Company has been formed in order to provide mortgage lending and mortgage origination services through separate operating divisions, each of which has been established for a member of the Company, all as more particularly set forth in that certain Operating Agreement of the Company dated as of February 18, 1998 (the "Operating Agreement").

         C. The Members desire to acquire a Member Interest in the Company in order to be able to offer mortgage lending services and mortgage loan related products to its customers and clients.

         D. It is a condition to the issuance of a Member Interest to Members and the creation of an operating division through which the Company will offer mortgage lending services and mortgage loan related products to customers and clients of Members that Members enter into this Agreement. All capitalized terms used in this Subscription Agreement shall have the meanings set forth in the Operating Agreement, unless otherwise specified herein.


                                A G R E E M E N T
                                -----------------

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and subject to the conditions set forth herein, the parties agree as follows:


         1. Purchase and Sale. On the terms and subject to the conditions set forth herein, the Company agrees to sell to SMC and Members, and each of SMC and Members agree to purchase from the Company, a Member Interest in the "Member Operating Division" (as defined in Section 4 hereof). Each Member Interest so issued shall represent Member's and SMC's respective rights to receive certain allocations of income and loss as described more particularly in the Operating Agreement. Upon execution of each of the Operating Agreement and this Subscription Agreement, Member shall become a member of the Company.

         2. Purchase Price. The purchase price for the Members Interests shall be $30,000, and allocated pro rata among SMC and Members in accordance with the percentages set forth on Exhibit "A." The obligations to pay the purchase price are several and not joint; provided, that SMC (on behalf of the Company) shall be entitled to seek any legally available remedy to enforce Member's obligation to pay its share of the purchase price.

         3. Effective Time. The "Effective Time" of this Subscription Agreement shall be as of the close of business on the date all approvals and authorizations of all licensing authorities, deemed necessary or appropriate by SMC in the exercise of its discretion, have been obtained.

         4. Creation of Operating Divisions. For legal and accounting purposes only, the Company has been divided into a number of operating divisions (each an "Operating Division") equal to the number of Members of the Company, and has issued a separate class of Member Interests for each Operating Division. The Company has established and capitalized a separate Operating Division for Member which shall operate under the name "Guaranty Mortgage Services" (the "Member Operating Division").

              4.1. Allocation of Economic Interests. The allocation of certain items of income and loss provided to Members and SMC shall be pro rata based upon the percentages set forth on Exhibit "A" hereto and the provisions of the Operating Agreement.

              4.2. Information Rights; Management and Voting Rights. As more fully set forth herein and in the Operating Agreement, Member acknowledges and agrees that all Information Rights and all Management and Voting Rights in the Member Operating Division shall be held by SMC.

              4.3. Division Offices. For the purpose of enabling the Company to originate Mortgage Loans, Members shall make available to the Company the offices located at the address set forth on Exhibit "A" hereto.

         5. Further Agreements of Members and SMC. Each of the Members and SMC shall, upon the request of the Company, from time to time execute and deliver to the Company such further bills of sales, endorsements and other good and sufficient instruments of title, conveyance, transfer and assignment as may be reasonably requested by the Company to carry out the intent and purposes hereof.

         6.       Representations and Warranties by the Members.
                  ---------------------------------------------

              6.1. Operating Budget. The Members acknowledges that (i) they have received, have read and understands the provisions of the operating budget for the first fiscal year of the Operating Division of the Company (the "Operating Budget"), (ii) that the Members will have an Economic Interest as defined in the Operating Agreement, (iii) that the Members hereby approve the Operating Budget, and (iv) that the Operating Budget will remain the Operating Budget for the Company until a new operating budget is approved in accordance with the Operating Agreement.

              6.2. Restrictions on Transfer. The Members acknowledge that it cannot transfer its interest in the Company except in accordance with the Operating Agreement and all applicable securities laws.

              6.3. Restrictions on Information. The Members acknowledge that information regarding other operating divisions of the Company, financial and otherwise, is proprietary and constitutes trade secrets of other members and access to such information shall not be available to the Members except to the extent mandated by Section 18-305 of the Delaware General Corporation Law. The Members shall have access to such information regarding the Member Operating Division and the Company as the Managing Member determines to be necessary to the conduct of the Members Operating Division.

              6.4. Material Inducement. The Members hereby make the following agreements with, and, representations and warranties to the Company, each of which is a material inducement to the execution of this Subscription Agreement by the Company, all of which are being relied upon by the Company, and each of which are true and complete in all respects as of the date hereof through and until the termination of this Subscription Agreement:

                  (a) The Members are corporations or limited liability companies, validly existing and in good standing under the laws of the state of Georgia, and the Member have the full power and authority to enter into this Subscription Agreement;

                  (b) The Members are duly licensed and qualified to conduct and transact the business as contemplated under the Operating Agreement;

                  (c) The Members shall use their best efforts to cause affiliates and employees of the Members to, cooperate fully with the Members and to use their best efforts in fulfilling and achieving the objectives and obligations of the Members under this Subscription Agreement;

                  (d) Upon execution and delivery, this Subscription Agreement shall be binding upon and enforceable against the Members in accordance with its terms and provisions; the Members are not a party to any agreement, covenant, judgment, decree, order or proscription of any kind or nature that could in any way preclude or restrict the Members from carrying out the transactions and agreements covered or contemplated hereby and performing in full its duties and obligations arising hereunder;

                  (e) The Members are not subject to any criminal or civil action, governmental investigation, administrative or other proceeding, nor has it been threatened with any such action, investigation or proceeding;

                  (f) The Members are in full compliance in all respects with all rules and regulations of all real estate and mortgage banking regulatory and supervisory agencies as are applicable to the Members. The Members are duly qualified and licensed pursuant to any and all applicable real estate mortgage lending laws and regulations, and said license is in good standing and is not subject to any restriction or limitation;

                  (g) The execution and delivery of this Subscription Agreement, and the performance of its obligations hereunder, each have been duly authorized by and on the part of the Members; and

                  (h) The Members agree and covenants that they will not solicit, seek or cause to hire, contract, commission or in any other way employ the services of any employee of the Company and its Associates for the period of duration of the Operating Agreement and, in the event of a Dissociation Event, as defined in the Operating Agreement, for a period of not less than 2 years from the date of such Dissociation Event.

              6.5. Member Interest. The Members further acknowledges the following:

                  (a) The Members Interests are speculative investments which involve a substantial degree of risk of loss by the Members of the Member's entire investment in the Company and that the Members understand and recognizes the risk factors related to the purchase of the Member Interests;

                  (b) The Company is newly organized and has no financial or operating history;

                  (c) There are substantial restrictions on the transferability of Member Interests pursuant to this Subscription Agreement; the Member Interests will not be, and Members in the Company have no rights to require that the Member Interests be, registered under the Securities Act of 1933 or any state securities laws; there is no public market for the Member Interests and none is expected to develop; and, accordingly, it may not be possible for the Members to liquidate their Member Interest in the Company;

                  (d) To the extent applicable, a restrictive legend will be placed on each certificate or other document delivered which represents the Member Interest which will state that the Member Interest has not been registered under the Securities Act of 1933, and such legend will set forth or refer to the restrictions on the transferability and sale of such Member Interest;

                  (e) No federal or state agency has made any findings as to the fairness of the terms of the Operating Agreement, this Subscription Agreement or issuance of the Member Interests; and

                  (f) Any forecasts or predictions as to the Company's future performance are based on estimates, assumptions and projections which may be arbitrary and may prove to be materially incorrect; and there can be no assurance that actual results will correspond with the results contemplated by such forecasts.

              6.6. Investment.


                  (a) The Members have relied only on the information contained in the Operating Agreement and this Subscription Agreement, and no written or oral representation or information that is in any way inconsistent with the Operating Agreement or this Subscription Agreement has been made or furnished to the Members.

                  (b) The Members are capable of bearing the high degree of economic risk of this venture including, but not limited to, the possibility of the complete loss of all contributed capital and the lack of a public market which may make it impossible to liquidate readily the investment.

                  (c) The Members have knowledge and experience in financial and business matters, is capable of evaluating the merits and risks of an investment in the Company and its proposed activities and has considered carefully the financial and tax consequences of an investment in the Company, and has determined that the Member Interest is a suitable investment.

                  (d) The Member Interest is being acquired solely for the Members' own account, for investment, and is not being purchased with a view to or for the resale, distribution, subdivision, or fractionalization thereof; and the Members agree that the Member Interest will not be sold without compliance with applicable securities laws and without full compliance with the terms of the Operating Agreement and this Subscription Agreement.

                  (e) The Members have been advised to consult with an attorney regarding all legal matters concerning the Company and the tax consequences of participating in the Company, and has done so, to the extent such Member considers necessary.

                  (f) The Members acknowledges that this transaction is subject to Regulation D of the Securities Act of 1933, as amended (the "Act"), and the Blue Sky Laws of the State of Georgia, and does therefore affirm that it is an "Accredited Investor" as defined in the Act and as defined in the Blue Sky Laws set forth on Schedule 1 attached hereto.

                  (g) There can be no assurance that the Internal Revenue Code or the regulations there under will not be amended or interpreted in the future so as to deprive the Company and its Members of some or all of the tax benefits they might now receive, or that some of the deductions claimed by the Company or the allocations of items of income, gain, loss, deduction or credit among the Members may not be challenged by the Internal Revenue Service.

                  (h) The address set forth on this Subscription Agreement is the true and correct address of the Members, and the Members have no present intention of becoming a resident of any other state or jurisdiction.

                  (i) The Members have not borrowed the money to contribute to the Company hereby.

                  (j) The Members have full power and capacity to enter into, execute and deliver this Subscription Agreement and to perform its obligations hereunder and to consummate the transactions contemplated by this Subscription Agreement.

                  (k) This Subscription Agreement constitutes the valid and binding obligation of the Members, enforceable in accordance with its terms, except to the extent enforceability is limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally from time to time in effect and the availability of equitable remedies (regardless of whether enforceability is considered in a proceeding at law or in equity).

              6.7. Covenants of Member. Members hereby covenant and agree that Members shall, during the period its Member Operating Division is conducting business, deliver to each customer of the Company (a "Member Customer") an Affiliated Business Arrangement Disclosure Statement (the "ABA Notice") in the form attached hereto as Exhibit "B" at such time as the Member Customer is referred to, or made aware of the existence of the Company, and its products and services, and to obtain an executed copy of the ABA Notice, in the form so delivered, from each such Member Customer. In connection herewith, Members acknowledge and agree that unless such ABA Notice is delivered and executed by the Members' Customer, Members' shall forfeit all right to its Members Interests in the Company, as defined in Section 1.42 of the Operating Agreement, and all right and interest in its profit and loss from the Operating Division of the Company, in regard to such Members' Customer, provided that all expenses incurred in connection with a loan made or proposed to be made to such Members' Customer shall be charged to such Member's Operating Division.

         7. Representations and Warranties of the Company. AT NO TIME has it been expressly or implicitly represented, guaranteed, or warranted to the Members by the Company, SMC, the agents and employees of SMC, or any other person that:

                  (a) except as may be required by relevant state securities laws, the Members will or will not have to remain as owner of its Member Interest an exact or approximate length of time;

                  (b) a certain percentage of profit and/or amount or type of consideration will be realized as a result of this investment;

                  (c) past performance or experience on the part of SMC or its affiliates or any other person, including without limitation, their respective salesmen, associates, brokers, agents or employees, in any way indicates the predictable results of operations or future financial condition of the Company or return on investment to the Members;

                  (d) any cash distributions from the Company's operations or otherwise will be made to Members by any specific date or will be made at all; and

                  (e) any specific tax benefits will accrue as a result of the Subscription to the Company.

         8. Miscellaneous.


              8.1. Severability. Should any Section or any part of a Section within this Subscription Agreement be rendered void, invalid or unenforceable by any court of law for any reason, such invalidity or unenforceability shall not void or render invalid or unenforceable any other Section or part of a Section in this Subscription Agreement.

              8.2. Governing Law. THE TERMS OF THIS SUBSCRIPTION AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA APPLICABLE TO CONTRACTS MADE WITHIN, AND TO BE PERFORMED WITHIN, SUCH STATE, EXCLUDING CHOICE OF LAW PRINCIPLES OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

              8.3. No Adverse Construction. The rule that a contract is to be construed against the party drafting the contract is hereby waived, and shall have no applicability in construing this Subscription Agreement or the terms of this Subscription Agreement.

              8.4. Counterparts. This Subscription Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. The parties may transmit by facsimile executed copies of the signature pages of this Subscription Agreement to all other parties. Such transmission shall constitute a representation and warranty of the transmitter that the execution and delivery of this Subscription Agreement has been authorized by it, subject only to the execution and delivery of this Subscription Agreement by all other parties. Each party transmitting a signature page by facsimile shall promptly forward signed original counterparts to the other parties to this Subscription Agreement.

              8.5. Costs and Attorneys' Fees. In the event that any action, suit, or other proceeding is instituted concerning or arising out of this Subscription Agreement, the prevailing party shall recover all of such party's costs and attorneys' fees incurred in each and every such action, suit, or other proceeding, including any and all appeals or petitions therefrom. As used herein, "attorneys' fees" shall mean the full and actual costs of any legal services actually rendered in connection with the matters involved, calculated on the basis of the usual fee charged by the attorneys performing such services, and shall not be limited to "reasonable attorneys' fees" as defined by any statute or rule of court.

              8.6. Successors and Assigns. All rights, covenants and agreements of the parties contained in this Subscription Agreement shall be binding upon and inure to the benefit of their respective successors and assigns. Except as otherwise specifically set forth herein, nothing in this Subscription Agreement, expressed or implied, is intended to confer on any person other than the parties to this Subscription Agreement or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Subscription Agreement.

              8.7. Headings; Other. The headings contained in this Subscription Agreement and any Exhibit or Schedule hereto are for reference purposes only and shall not affect in any way the meaning or interpretation of this Subscription Agreement. All Exhibits and Schedules annexed hereto and referred to herein are hereby incorporated in and made a part of this Subscription Agreement as set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Subscription Agreement.

              8.8. Amendments and Waivers. Neither this Subscription Agreement nor any term hereof may be changed, waived, discharged or terminated orally or in writing, except that any term of this Subscription Agreement may be amended and the observance of any such term may be waived (either generally or in a particular instance and either retroactively or prospectively) with (but only with) the written consent of all of the parties hereto; provided, however, that no such amendment or waiver shall extend to or affect any obligation not expressly waived or impair any right consequent therein. No delay or omission to exercise any right, power or remedy accruing to any party hereto shall impair any such right, power or remedy of such party nor be construed to be a waiver of any such right, power or remedy nor constitute any course of dealing or performance hereunder.

              8.9. Notice. Any notice or demand which either the Company, SMC or any Member is required, or may desire, to give to the other shall be in writing and shall be given by addressing the same to the other at the address hereinafter set forth, or at such other address as may be designated in writing by any such party by notice given to the other in the manner prescribed in this
Section 8.9 and shall be deemed given by being so addressed and (i) delivered personally, (ii) deposited postage prepaid in the United States mail, (iii) delivered to a telegraph or cable company toll prepaid or (iv) sent by telecopy (or telefax), and the date of said personal delivery, deposit, telegraphing or the sending of such telecopy shall be the date of the giving of such notice; provided, however, that any notice alleging a default must be given by the means set forth in (i), (iii) or (iv) above.

Any notice or demand to the Company, GFM or SMC shall be addressed as follows:

                  Shelter Mortgage Company, L.L.C.
                  4000 West Brown Deer Road
                  Brown Deer, Wisconsin  53209-1221
                  Attn: Brian S. Levy, Esq.
                  Telephone:        414/362-5610
                  Facsimile:        414/362-4634
with a copy to:

                  Guaranty Mortgage Services
                  5072 Bristol Industrial Way, Suite F
                  Buford, GA  30518
                  Attn:  Sandie Tate
                  Telephone:        678-318-3319
                  Facsimile:        770-614-3847

Any notice or demand to Chestatee State Bank shall be addressed as follows:
                  Chestatee Resiential Mortgage, Inc          1(706)216-2265
                  Attn:  Philip Hester CRM
                  6639 Highway 53 East
                  Dawsonville, GA  30534


              8.10. Entire Agreement. This Subscription Agreement, the Operating Agreement, the Supplement, if any, and the attached Exhibits and Schedules together contain the entire understanding of the parties, and there are no further or other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof unless expressly referred to herein. No party to this Subscription Agreement makes any representation or warranty except as expressly set forth herein.

              8.11. Consent to Admission. For purposes of Section 5.3 of the Operating Agreement, the execution of this Subscription Agreement by SMC shall constitute an election to admit an Additional Member by the Managing Member and SMC shall cause Exhibit "A" to the Operating Agreement to be amended accordingly.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Subscription Agreement as of the date first above written.

"COMPANY"

GUARANTY MORTGAGE SERVICES, LLC
By:      Shelter Mortgage Corporation
         Managing Member

By:      ___________________________
         Jill Levy Belconis, President


"SMC"

SHELTER MORTGAGE CORPORATION,
a Wisconsin corporation


By:      /s/ Jill Levy Belconis
         -----------------------------
         Jill Levy Belconis, President

"GFM"

GUARANTY FIRST MORTGAGE, LLC,
a Georgia limited liability company


By:      /s/ Sandy Tate
         ----------------------
         Sandie Tate, President


Chestatee Residential Mortgage, Inc
a Georgia Corporation


By:      /s/ J. Philip Hester
         -----------------------
         Philip Hester CRM
Its:     President and CEO

                                    EXHIBIT A
                                    ---------


MEMBER                 OFFICE ADDRESS              INITIAL CAPITAL     AMOUNT DUE AND         PERCENTAGE
------                 --------------              ----------------    ---------------        ----------
                                                   CONTRIBUTION        PAYABLE                PROFITS/LOSSES
                                                   ------------        -------                --------------

Shelter Mortgage       4000 West Brown Deer Road   $ 7,500             $
Corporation            Brown Deer, WI 53209


Guaranty First         2100 Riveredge Pkwy.,       $ 7,500             $
Mortgage               Ste. 850
                       Atlanta, GA 30328


Chestatee              6639 Highway 53 East        $15,000             $
Residential            Dawsonville, GA  30534
Mortgage, Inc

                                    EXHIBIT B

           Affiliated Business Arrangement Disclosure Statement Format

                                     NOTICE
                                     ------

To:                                                    Property:
         --------------------


From:    Guaranty Mortgage Services, L.L.C.              Date:


         This is to give you notice that Chestatee Residential Mortgage, Inc , a Georgia Corporation ("Member") has a business relationship with Guaranty Mortgage Services, L.L.C. ("GMS"). Chestatee Residential Mortgage, Inc is a member of GMS and has a 50% interest in certain profits and losses that may be generated from your loan. Because of this relationship, this referral may provide Members a financial or other benefit.

         A. Set forth below is the estimated charge or range of charges for the settlement services listed. You are NOT required to use the listed provider(s) as a condition for [settlement of your loan on] [or] [purchase, sale, or refinance of] the subject property. THERE ARE FREQUENTLY OTHER SETTLEMENT SERVICE PROVIDERS AVAILABLE WITH SIMILAR SERVICES. YOU ARE FREE TO SHOP AROUND TO DETERMINE THAT YOU ARE RECEIVING THE BEST SERVICES AND THE BEST RATE FOR THESE SERVICES.

         Provider and settlement service             Charge or range of charges

         --------------------- :                     $

         --------------------- :                     $

         --------------------- :                     $

         B. _______ Set forth below is the estimated charge or range of charges for the settlement services of an attorney, credit reporting agency, or real estate appraiser that we, as your lender, will require on this property, to represent our interests in the transaction.

         Provider and settlement service             Charge or range of charges

         --------------------- :                     $

         --------------------- :                     $

         --------------------- :                     $

ACKNOWLEDGMENT

         I/we have read this disclosure form, and understand that ____________ is referring me/us to purchase the above-described settlement service(s) and may receive a financial or other benefit as the result of this referral.


[Signature]